                           EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration
Statement of Warrantech Corporation on Form S-8 of our report dated June
27, 1996 on our audits of the consolidated financial statements and financial statement schedule of Warrantech Corporation as of March 31, 1996 and 1995, and for the years then ended which is included in the Annual Report on Form 10-K.


                                        /s/ COOPERS & LYBRAND L.L.P.
                                        ------------------------------
                                        Coopers & Lybrand L.L.P.

Stamford, Connecticut
October 14, 1996

                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Warrantech Corporation 1988 Employee Incentive Stock Option Plan, the Warrantech Corporation 1996 Short-Term Incentive Compensation Bonus Program, and Warrantech Corporation options granted under certain Written Compensation Contract of our report dated June 1994 which appears in the Annual Report on Form 10-K of Warrantech Corporation for the year ended March 31, 1996.


/s/ DELOITTE & TOUCHE LLP
--------------------------
Deloitte & Touche LLP


Stamford, Connecticut
October 14, 1996